UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

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[X]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[ ]	Definitive Information Statement

AGRONIX, INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY
INFORMATION STATEMENT
AGRONIX, INC.
c/o American Union Securities
100 Wall Street, 15th Floor
New York, NY 10005
(212) 232-0120

(Preliminary)
June 1, 2006

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the Common Stock, par value $.001 per share (the "Common Stock") and Class A Preferred Stock, par value $.001 per share, of which each share automatically converts into 500 shares of Common Stock, without any action on the part of the holder, upon there being sufficient authorized common shares to satisfy full conversion (“Class A Preferred Stock”), of Agronix, Inc., a Florida Corporation (the "Company"), to notify such Stockholders of the following:

(1)
On or about May 25, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 54,811,475 shares of Common Stock and 1,473,649.074 shares of Class A Preferred Stock representing approximately 55% of the 101,473,649.074 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the following amendments to the Company’s Articles of Incorporation (the "Amendment"): (i) changing the name of the Company to “Warner Nutraceutical International, Inc.”; and (ii) closing a 1-for-24.9 reverse stock split of our shares of Common Stock and shares of Class A Preferred Stock.

On May 25, 2006, pursuant to Section 607.0821 of the Florida Business Corporation Act (“FBCA”), the Board of Directors of the Company unanimously approved the above-mentioned actions, subject to Stockholder approval. According to Section 607.1003 of the FBCA, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. According to Section 607.100025 of the FBCA, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to decrease the number of issued and outstanding shares resulting from a reverse stock split.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company in accordance with Section 607.0704 of the FBCA. The Majority Stockholders approved the action by written consent in lieu of a meeting on May 25, 2006, in accordance with Section 607.0704 of the FBCA. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 24, 2006, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our Common Stock and Class A Preferred Stock entitles its holder to one (1) vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Pursuant to Section 607.0704 of the FBCA, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This information is intended to provide such notice.

You are also being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about June 12, 2006 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, May 25, 2006, the Company had 100,000,000 shares of Common Stock issued and outstanding, and 1,473,649.07 shares of Class A Preferred Stock issued and outstanding. Each share of outstanding Common Stock and Class A Preferred Stock is entitled to one vote on matters submitted for Stockholder approval.

On May 25, 2006, the holders of 54,811,475 shares of common stock and 1,473,649.074 shares of Class A Preferred stock representing approximately 55% of the 101,473,649.074 shares of voting stock of the Company then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

Section 607.0704 of the FBCA provides in substance that unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company's common stock owned on May 25, 2006, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders	Number of Shares Owned Beneficially	Percent of Class

Jiao Yingxia (1)(7) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	27,159,086 392,255,646(4)	27.16%(2) 46.87%(3)

Lantin Deng(7) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	8,199,797 118,428,747(5)	8.20%(2) 14.15%(3)

Fuling Jiao(8) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	3,792,954 54,781,214(6)	3.79%(2) 6.56%(3)

John Leo(1) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	164,434 2,374,909(9)	0.16%(2) 0.28%(3)

Epsom Investment Services 16 Pietermaai Curacao, Netherlands, Antilles	7,800,000	7.80%(2) 0.93%(3)

All directors and executive officers as a group (2 in number)	394,466,121(4)	27.16%(2) 46.87%(3)

(1) The person listed is an officer and director of the Company.

(2) Based on 100,000,000 shares of common stock issued and outstanding as of May 25, 2006.

(3) Based on 836,824,537 shares of common stock issued and outstanding. This is based on the following: In accordance with the Merger which closed on May 12, 2006, the Company issued 1,473,649.074 shares of Class A Preferred Shares. Each Class A Preferred Share converts to 500 shares of common stock. Therefore, the 1,473,649.74 Class A Preferred Shares convert to an aggregate of 736,824,537 shares of common stock. In addition, the Company has 100,000,000 shares of common stock issued and outstanding resulting in 836,824,537 shares of common stock issued and outstanding on a fully diluted basis.

(4) In the Merger, Jiao Yingxia received 730,193.12 shares of Class A Preferred Stock. This equals 365,096,560 shares of common stock on a fully diluted basis. Therefore, Jiao Yingxia will own an aggregate of 392,255,646 shares of common stock on a fully diluted basis.

(5) In the Merger, Lantin Deng received 220,457.90 shares of Class A Preferred Stock. This equals 110,228,950 shares of common stock on a fully diluted basis. Therefore, Lantin Deng will own an aggregate of 118,428,747 shares of common stock on a fully diluted basis.

(6) In the Merger, Fuling Jiao received 101,976.52 shares of Class A Preferred Stock. This equals 50,988,260 shares of common stock on a fully diluted basis. Therefore, Fuling Jiao will own an aggregate of 54,781,214 shares of common stock on a fully diluted basis.

(7) Lantin Deng is the husband of Jiao Yingxia.

(8) Fuling Jiao is the father  of Jiao Yingxia.

(9) In the Merger John Leo received 164,434 shares of Class A Preferred Stock. This equals 2,210,475 shares of common stock on a fully diluted basis. Therefore, John Leo will own an aggregate of 2,374,909 shares of common stock on a fully diluted basis.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Florida Business Corporations Act, the Company’s Articles of Incorporation consistent with above or ByLaws to dissent from any of the provisions adopted as set forth herein.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company’s Articles of Incorporation to (i) change the name of the Company to Warner Nutraceutical International, Inc.; and (ii) complete a 1-for-24.9 reverse stock split of our Common Stock and Class A Preferred Stock. The form of Articles of Amendment that will be filed with the Florida Secretary of State is attached as Exhibit A.

Amendment to the Company’s Articles of Incorporation to Change the Company’s Name

Pursuant to the requirements of Section 607.0821 of the FBCA, on May 25, 2006, the members of the Board of Directors of the Company proposed and recommended to the stockholders to amend the Company’s Articles of Incorporation to effect a change in the Company’s name to Warner Nutraceutical International, Inc. On May 25, 2006, the Majority Stockholders, by written consent in lieu of a meeting, authorized the Board of Directors of the Company to file a Articles of Amendment to the Company’s Articles of Incorporation changing the name of the Company to Warner Nutraceutical International, Inc. No further consents, votes or proxies are or were necessary to effect the approval of the Articles of Amendment to the Company’s Articles of Incorporation.

If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for at least the purpose of approving the Name Change.

Our board of directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders to better reflect our new business focus.   The voting and other rights that accompany the Company’s common stock will not be affected by the change in our corporate name.

Shareholder approval for the name change is valid for one year following the date of such approval. If no such name change is effectuated for the one year following May 25, 2006, the Company will be required to present the matter to the shareholders again for approval prior to effectuating the name change.

APPROVAL OF 1-FOR-24.9 REVERSE STOCK SPLIT

General

The 1-for-24.9 reverse stock split of our Common Stock was adopted, subject to stockholder approval, by the Company’s Board of Directors on May 25, 2006. Upon the effectuation of this reverse stock split, each 24.9 shares of our Common Stock and Class A Preferred Stock will be automatically converted into one (1) share of Common Stock and one (1) share of Class A Preferred Stock, respectively. To avoid the issuance of fractional shares of Common Stock and Class A Preferred Stock, the Company will issue an additional share to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50.

Shareholder approval for a reverse stock split of the Company’s common stock is valid for one year following the date of such approval. If no such reverse stock split is effectuated for the one year following May 25, 2006, the Company will be required to present the matter to the shareholders again for approval prior to effectuating the reverse stock split.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL BECOME EFFECTIVE AS OF THE DATE APPROVED BY NASDAQ MARKET INTEGRITY. THE BOARD WILL HAVE ONE YEAR FROM THE DATE HEREOF TO DECLARE THE REVERSE STOCK SPLIT. HOWEVER, UPON EFFECTUATION, THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Material Effects of the Reverse Stock Split

The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company. When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company.

We believe that, upon effectuation, the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of a reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after a reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Upon effectuation, the reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, an additional share will be issued to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50. The principal effect of a reverse split is that the number of shares of Common Stock issued and outstanding will be reduced proportionately with the reverse split. The number of authorized shares of Common Stock is not affected.

The reverse split will not affect the par value of our Common Stock and Class A Preferred Stock. As a result, on the effective date of the reverse split, the stated capital on a fully diluted basis on our balance sheet attributable to our Common Stock and Class A Preferred Stock, of which each share automatically converts into 500 shares of Common Stock, without any action on the part of the holder, upon there being sufficient authorized common shares to satisfy full conversion, will be reduced by up to one-quarter of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. Upon effectuating the reverse split, each share of the Class A Preferred Stock will automatically convert into 500 shares of Common Stock, without any action on the part of the holder, since there will be sufficient authorized common shares to satisfy full conversion, and the Class A Preferred Stock will be cancelled. The Common Stock and Class A Preferred Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own. While we expect that upon effectuation the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split may increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on June __, 2006.

By Order of the Board of Directors

/s/ Jiao Yingxia
JIAO YINGXIA, Chief Executive Officer, Chief Financial Officer and Director

/s/ John Leo
JOHN LEO, Secretary and Director